CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report (Form 10-K) of Community Bancorp. of our report dated March 16, 2020 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2019, included in the 2019 Annual Report to Shareholders of Community Bancorp.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-160875 and No. 333-214340) pertaining to the Community Bancorp Dividend Reinvestment Plan and in the Registration Statement (Form S-8 No. 333-133631 and No. 333-212977) pertaining to the Community Bancorp Retirement Savings Plan of our report dated March 16, 2020, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated therein by reference, of Community Bancorp included in the Annual Report (Form 10-K) for the year ended December 31, 2019.

Portland, Maine
March 16, 2020
Vermont Registration No. 92-0000278

Maine ● New Hampshire ● Massachusetts ● Connecticut ● West Virginia ● Arizona
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